EXHIBIT 10.15


                           RESTRICTED STOCK AGREEMENT

      This Restricted Stock Agreement ("Agreement") is made as of the 1st day of July, 1996, beween RSI Systems, Inc., a Minnesota corporation, (the "Company") and Donald Lies, ("Employee") an employee of the Company or subsidiary thereof.

      The Company desires to provide the Employee with an added incentive to continue his services to the Company, and through his proprietary interest, to increase his participation in the success of the Company and its subsidiaries.

      THEREFORE, IT IS AGREED:

      1. Issuance of Restricted Stock. Subject to the terms and conditions set forth below in this Agreement, the Company grants and issues to the Employee, as additional compensation for services, and the Employee accepts from the Company, a total of 25,000 shares of the Company's no par value Common Stock (the "Shares"). The Shares will be subject to certain restrictions enumerated in
Section 2 during the period (the "Restriction Period") commencing on the date hereof and terminating as set forth below:

                                      Number of Shares for Which
                  Date                Restriction Period Lapses
                  ----                --------------------------
            January 1, 1997                  6,250 shares
            July 1, 1997                     6,250 shares
            January 1, 1998                  6,250 shares
            July 1, 1998                     6,250 shares

      2. Nature of Restrictions. The restrictions to which the Shares shall be subject during the Restriction Period shall be as follows:

            (a) During the Restriction Period applicable to any portion of the Shares, none of such Shares shall be sold, transferred, pledged, or otherwise encumbered, whether voluntarily, involuntarily, or by operation of law.

            (b) All Shares for which the Restriction Period has not lapsed shall be forfeited to the Company, without payment therefore, if during the Restriction Period employment of the Employee shall be terminated for any reason, including death.

      3. Deposit of Certificates. The Employee agrees that he will, at any time upon the request of the Company, deposit with the Company the certificate or certificates representing the Shares together with stock powers or other instruments of transfer appropriately endorsed in blank by him. This deposit, if requested, shall remain in effect with respect to the Shares until the Restriction Period shall have lapsed with respect to such Shares pursuant to
Section 1 of this Agreement.

      4. Employment of Employee. Nothing in this Agreement shall be construed as constituting a commitment, guaranty, agreement, or understanding of any kind or nature that the Company or its subsidiaries shall continue to employ the Employee, and this Agreement shall not affect in any way the right of the Company or its subsidiaries to terminate the employment of the Employee at any time for any reason.

      5. Changes in Capital Structure of the Company. The number of Shares held by the Employee for which the Restriction Period has not lapsed shall be adjusted equitably by the Company, as if the Restriction Period had lapsed with respect to such Shares, in the event of (i) a subdivision or combination of the shares of capital stock of the Company, (ii) a dividend payable in shares of capital stock of the Company, (iii) a reclassification of any shares of capital stock of the Company, or (iv) any other change in the capital structure of the Company. Any additional Shares issued to the Employee as a result of any of the foregoing events shall continue to be subject to the terms of this Agreement to the same extent as the Shares giving rise to the right to receive such additional Shares.

      6. Withholding. The Employee agrees to pay to the Company, when due, any amount necessary to satisfy applicable federal, state and local withholding tax requirements with respect to the Shares.

      7. Rights of Stockholder. Subject to the terms and provisions of this Agreement, the Employee shall have all the rights of a stockholder of the Company with respect to the Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

      8. Burden and Benefit. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Employee and the Employee's executors or administrators, personal representatives and heirs.

      9. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota, without regard to the principles of rules of any jurisdiction with respect to conflict of laws.

      10. Modifications. Any change in, or modification of, this Agreement shall be valid only if in writing and signed by the parties to this Agreement.

      11. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties of this Agreement with respect to the Shares, and there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, between the parties with respect to the Shares other than as set forth in this Agreement. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the Shares.

      12. Notices. Any and all notices provided for in this Agreement shall be addressed: (i) if to the Company, to the principal executive office of the Company to the attention of the Secretary, and (ii) if to the Employee, to the address of the Employee as reflected in the stock records of the Company.

      13. Invalid or Unenforceable Provisions. The invalidity or unenforceability of any particular provisions of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if that invalid or unenforceable provision were omitted.

      IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the day and year first above written.

                                         RSI SYSTEMS, INC.


                                         By:
                                            -----------------------------------


                                         Its:
                                             ----------------------------------


                                         --------------------------------------
                                         Donald Lies